Exhibit 10.3

Forum Investors II, LLC

1615 South Congress Avenue, Suite 103

Delray Beach, FL 33445

June 11, 2020

Forum Merger II Corporation

c/o Forum Investors II, LLC

1615 South Congress Avenue, Suite 103

Delray Beach, FL 33445

Attn: David Boris, Co-Chief Executive Officer

Myjojo, Inc.

c/o Ittella International LLC
6305 Alondra Blvd.

Paramount, CA 90723

Attention: Salvatore Galletti, Chief Executive Officer

Salvatore Galletti, as Holder Representative

6305 Alondra Blvd.

Paramount, CA 90723

Re: Sponsor Earnout Letter

Ladies and Gentlemen:

Reference is made to that certain Agreement and Plan of Merger, dated as of the date hereof (as it may be amended, the “Merger Agreement”), by and among (i) Forum Merger II Corporation, a Delaware corporation (the “Parent”), (ii) Sprout Merger Sub, Inc., a Delaware corporation and a wholly-owned indirect subsidiary of Parent, (iii) Myjojo, Inc., a Delaware corporation (the “Company”), and (iv) Salvatore Galletti, in the capacity as the initial Holder Representative. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed thereto in the Merger Agreement.

In order to induce the Company to enter into the Merger Agreement, the Sponsor has agreed to enter into this letter agreement (this “Agreement”). Pursuant to and subject to the terms and conditions of this Agreement, the Sponsor agrees to place into escrow 2,500,000 shares of Parent Common Stock that were purchased by Sponsor in a private placement prior to the IPO (the “Sponsor Earnout Shares”).

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sponsor and each of the undersigned parties hereby agrees as follows:

1.	The Sponsor hereby agrees that, upon and subject to the Closing, the Sponsor will place the Sponsor Earnout Shares into escrow in accordance with the terms and conditions of the Merger Agreement. Sponsor acknowledges and agrees that such Sponsor Earnout Shares will thereafter be subject to the vesting terms set forth in the Merger Agreement and if such vesting conditions are not satisfied, such Sponsor Earnout Shares shall be subject to forfeiture. If all or any portion of the Sponsor Earnout Shares vest in accordance with the terms of the Merger Agreement, any restrictive legends that have been placed on the Sponsor Earnout Shares, other than those, if any, required by applicable securities laws, shall be removed (and the undersigned parties agree to cooperate with the Sponsor in securing the removal of such restrictive legends, if any, that have been placed on the Sponsor Earnout Shares).

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2.	The Sponsor hereby agrees that, from and after the Closing, the Sponsor shall not sell, transfer, or otherwise dispose of, or hypothecate or otherwise grant any interest in or to, any of the Sponsor Earnout Shares, unless and until such shares have become vested in accordance with the terms of the Merger Agreement.

3.	This Agreement, together with the Merger Agreement to the extent referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, relating to the subject matter hereof. This Agreement may not be changed, amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

4.	No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties hereto, and any purported assignment in violation of the foregoing shall be null and void ab initio. This Agreement shall be binding on the parties hereto and their respective successors and assigns.

5.	This Agreement shall be construed and interpreted in a manner consistent with the provisions of the Merger Agreement. In the event of any conflict between the terms of this Agreement and the Merger Agreement, the terms of the Merger Agreement shall govern. The provisions set forth in Section 10.6, 10.7, 10.10 and 10.12 of the Merger Agreement, as in effect as of the date hereof, are hereby incorporated by reference into, and shall be deemed to apply to, this Agreement as if all references to the “Agreement” in such sections were instead references to this Agreement.

6.	Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent in the same manner as provided in the Merger Agreement, with notices to the Sponsor, the Parent, the Company and the Holder Representative being sent to the addresses set forth therein, in each case with all copies as required thereunder.

7.	This Agreement shall terminate at such time, if any, as the Merger Agreement is terminated in accordance with its terms, and upon such termination this Agreement shall be null and void and of no effect whatsoever, and the parties hereto shall have no obligations under this Agreement.

[Remainder of Page Intentionally Left Blank; Signature page follows]

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Please indicate your agreement to the foregoing by signing in the space provided below.

FORUM INVESTORS II, LLC

By:	/s/ David Boris
Name:	David Boris
Title:	Manager

Accepted and agreed, effective as of the date first set forth above:

FORUM MERGER II CORPORATION

By:	/s/ Marshall Kiev
Name:	Marshall Kiev
Title:	Co-CEO and President

MYJOJO, INC.

By:	/s/ Salvatore Galletti
Name:	Salvatore Galletti
Title:	President

/s/ Salvatore Galletti
SALVATORE GALLETTI, solely in his capacity under the
Merger Agreement as the Holder Representative

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